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[LASON LOGO]

                                                                    EXHIBIT 99.1
Contact: Douglas S. Kearney
         248-837-7100
         www.lason.com



                 LASON ANNOUNCES SUCCESSFUL LAWSUIT RESOLUTION;
                    ANTICIPATES RECORD THIRD QUARTER EARNINGS

TROY, MICH. -- OCTOBER 22, 2003 -- Lason, Inc. (LSSN), a leading provider of integrated information and business process outsourcing solutions, today reported a favorable ruling by the Bankruptcy Court for the District of Delaware (the "Court") in a dispute over certain proceeds from the Company's asset sales, which were executed during its previously confirmed Plan of Reorganization. The ruling by the Court awarded Lason $1.5 million of proceeds in dispute, which had been set-aside in escrow. "We are very pleased with the outcome in this matter and to have the additional funds to further use as working capital and to invest in the business. As important, however, this puts to rest the last major item we had before the Court," stated Ronald D. Risher, President and Chief Executive Officer.

Additionally, the Company stated that it expects net income for the third quarter of this year to be a record since its emergence from Ch. 11 on July 1, 2002, and would more than eliminate the net loss recorded by the Company during the first six months of this year. "We expect third quarter earnings to be extremely strong, higher than any quarter since the third quarter of last year. We experienced improved earnings performance despite, as anticipated, lower sales levels as compared to earlier in the year, through increased operational efficiencies, implementation of certain costs reduction activities and a favorable mix of service revenue," stated Mr. Risher.

ABOUT LASON

LASON, Inc. (www.lason.com) enables organizations to secure their decisions and their future by improving business processes through outsourced services in industries that are data and document-intensive, such as financial services and healthcare where accuracy, privacy and security are top concerns. Our customized solutions provide substantial and identifiable cost savings. LASON's integrated suite of solutions utilizes the latest technology surrounding data input, scanning, digital storage, retrieval and delivery of sensitive data and documents to increase the efficiency and effectiveness of back-office and administrative functions.

To succeed in the outsourced services industry, one must help clients dynamically improve business practices and generate substantial cost savings. We accomplish this goal through the continuous improvement of business processes, leveraging technology and the expertise of our solution teams and seamlessly integrating onshore and offshore resources. What truly sets LASON apart as a trusted outsource partner is the company's unparalleled focus on security and accuracy.



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LSSN Announces Successful Lawsuit Resolution; Anticipates Record Third Quarter
Earnings
Page 5
October 22, 2003

By entrusting LASON with their business processes involving critical data and documents, organizations can speed up their business cycles, and make more accurate, well-informed decisions.

This press release, other than historical financial information, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward looking statements are: (1) important information is of a preliminary basis and subject to further adjustment, (2) the assimilation of business units, (3) the economic, political and regulatory environment, (4) competitive risks and uncertainties,
(5) dependence on key customers and management, (6) fluctuations in paper prices, (7) price and availability of qualified temporary labor, (8) reliability of Company data, (9) changes in the business outsourcing industry, (10) management's ability to implement its business plan, (11) the financial and legal effect of any outstanding litigation, (12) ultimate resolution and settlement of administrative and priority claims, including priority tax claims, whether known or unknown as a result of the Company's previous Chapter 11 filing, (13) status of the Company's financing, (14) other important factors beyond the control of LASON and (15) other risks identified from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission. Actual future results may vary significantly from those disclosed herein. These forward-looking statements represent the Company's judgment as of the date hereof. The Company disclaims, however, any intent or obligation to update its forward-looking statements.


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